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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): July 1, 1998

                            EXCEL REALTY TRUST, INC.
             (Exact Name Of Registrant As Specified In Its Charter)


          MARYLAND                       1-12244                33-0160389
(State or Other Jurisdiction     (Commission File Number)   (I.R.S. Employer
      of Incorporation)                                     Identification No.)




    16955 VIA DEL CAMPO, SUITE 110
        SAN DIEGO, CALIFORNIA                                         92127
(Address of Principal Executive Office)                             (Zip Code)


                                 (619) 485-9400
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)



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This Current Report on Form 8-K is filed by Excel Realty Trust, Inc., a Maryland corporation, (the "Company") in connection with the matters described herein.

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

On July 1, 1998, the Company acquired nine shopping centers from AIG Baker Shopping Center Properties L.L.C. ("AIG") and affiliated entities of AIG. The properties are located in Alabama (2), Florida, Illinois, Kentucky, Louisiana, Michigan, New York, and Ohio. The total acquisition price of the properties was approximately $98.6 million of which the Company assumed approximately $42.0 million in mortgage debt with an interest rate of 8.85% per annum. The cash requirements for the transaction were primarily funded through borrowings from the Company's credit facility.

Grants Mills Station is located in Alabama. This shopping center has approximately 227,000 square feet of gross leasable area ("GLA") and is anchored by a store leased to Wal-Mart Stores, Inc. ("Wal-Mart"). The property was purchased for approximately $11.6 million and is encumbered by a mortgage of $7.6 million. Payton Park Shopping Center is also located in Alabama. This shopping center has approximately 232,000 square feet of GLA and is anchored by Wal-Mart and Goody's Family Clothing Store. The property was purchased for approximately $13.7 million. 23rd Street Plaza contains approximately 100,000 square feet of GLA and is located in Florida. This property is anchored by a store leased to Publix Super Markets, Inc. ("Publix") and was acquired for approximately $8.3 million. King City Square Shopping Center is located in Illinois and anchored by a store leased to the Kroger Co. ("Kroger"). The property has approximately 94,000 square feet of GLA and was acquired for approximately $7.6 million. Mist Lake Plaza Shopping Center is located in Kentucky and has approximately 217,000 square feet of GLA. The property is anchored by Wal-Mart, was acquired for approximately $16.1 million, and is encumbered by a mortgage of $9.6 million. Langniappe Village Shopping Center is located in Louisiana. The property is anchored by Wal-Mart and has approximately 220,000 square feet of GLA. The property was purchased for approximately $12.7 million and is encumbered by a mortgage of $6.6 million. Roundtree Place Shopping Center is located in Michigan with approximately 195,000 square feet of GLA. The property is anchored by Walmart and a grocer. The property was purchased for approximately $11.8 million and is encumbered by a mortgage of approximately $7.0 million. Genessee Valley Shopping Center is located in New York, has approximately 205,000 square feet of GLA and is anchored by Wal-Mart and a grocer. The property was acquired for $13.1 million and is encumbered by a $8.6 million mortgage. River Run Centre is located in Ohio and contains approximately 83,000 square feet of GLA. This property is anchored by Wal-Mart and was acquired for approximately $3.7 million. The Company assumed mortgage debt of $2.6 million on this property.

In addition to the above properties, the Company acquired a shopping center in California, a shopping center in Nevada, and a shopping center in Tennessee in 1998. Rose Pavilion Shopping Center is located in California and anchored by Macy's Furniture, Levitz, Ethan Allen, Outdoor World, Galaxy 8 Cinema and Consignment Plus Furniture. This property has approximately 293,000 square feet of GLA and was acquired for approximately $41.1 million. Galleria Commons Shopping Center is located in Nevada This property has approximately 254,000 square feet of GLA, is anchored by HomeBase, and was acquired for approximately $26.2 million. Saddletree Village Shopping Center is located in Tennessee, has approximately 46,000 square feet of GLA and is anchored by Food Lion. This property was acquired for approximately $2.6 million and is encumbered by a mortgage of $2.0 million with an interest rate of 8.25% per annum.

In connection with the above acquisitions, the Company also incurred certain transaction costs that will be capitalized into the value of the shopping centers and are not reflected in the above acquisition prices. In assessing the acquisitions of the shopping centers, the Company considered, among other factors, the





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location and occupancy rate of each of the shopping centers, the quality of tenants (including the tenants' credit quality), comparative rents, the competition in the shopping center's respective area, and redevelopment potential of the property. The Company also assessed potential expenses associated with owning or leasing, and operating the shopping centers, including among other factors, estimated maintenance expenses, capital improvement costs and other operating expenses.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
               EXHIBITS.

           (a) Excel Realty Trust, Inc. and AIG Baker Shopping Center Properties, L.L.C., Columbia South Associates, L.P., and Opus Properties, L.L.C. Properties Acquired by Excel Realty Trust, Inc.
                  (1)    Report of Squire and Company, PC.
                  (2)    Financial Statements of the Properties Acquired

           (b) Excel Realty Trust, Inc. and Spieker Properties, L.P. Property Acquired by Excel Realty Trust, Inc.
                  (1)    Report of Squire and Company, PC.
                  (2)    Financial Statements of the Property Acquired

           (c)    Pro Forma Financial Information

           (d)    Exhibits

                  23.01  Consents of Squire and Company, PC.

                  99.01 Historical Summaries of Operating Revenues and Direct Operating Expenses for the Properties Acquired by Excel Realty Trust, Inc. for the year ended December 31, 1997.

                  99.02 Unaudited Pro Forma Condensed Consolidated Statements of Income and Balance Sheet of Excel Realty Trust, Inc. as of and for the three months ended March 31, 1998, and for the year ended December 31, 1997.



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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   July 13, 1998                   EXCEL REALTY TRUST, INC.

                                        By: /s/ David A. Lund
                                           --------------------------------
                                            David A. Lund
                                            Chief Financial Officer



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                                  EXHIBIT INDEX



Exhibit No.
-----------
23.01                 Consents of Squire & Company, PC

99.01 Historical Summary of Operating Revenues and Direct Operating Expenses for the Properties Acquired by Excel Realty Trust, Inc. for the year ended December 31, 1997

99.02 Unaudited Pro Forma Condensed Consolidated Statements of Income and Balance Sheet of Excel Realty Trust, Inc. as of and for the three months ended March 31, 1998, and for the year ended December 31, 1997



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